Exhibit 10.27

AMENDMENT NO. 2 TO CONTURA ENERGY, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

THIS AMENDMENT NO. 2 (this “Amendment”), is dated as of April 19, 2017 (the “Effective Date”) and amends that certain Non-Employee Director Compensation Policy (the “Policy”) of Contura Energy, Inc. (the “Company”) effective as of August 1, 2016. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Policy and the Contura Energy, Inc. Management Incentive Plan (the “Plan”), as applicable.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted the Policy and amended the Policy on January 18, 2017; and

WHEREAS, Board deems it in the best interest of the Company to further amend the Policy as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, the Board hereby amends the Policy as follows:

1.    Section 3 of the Policy is amended and restated in its entirety as follows:

3.    Committee Retainers. Eligible Directors are entitled to receive additional annual cash compensation as set forth in this Section 3 for service as the chairperson of the Board, as a chairperson of a committee of the Board or as a non-chair committee member (the “Committee Retainers”).

a.
Chair Compensation. Each Eligible Director is entitled to additional annual cash compensation for service as chairperson of the Board or of a committee (the “Chair Compensation”), as set forth in the table below.

Position	Annual Chair Compensation
Non-Employee Chairman of the Board	$75,000
Lead Independent Director if Employee is Chairman of the Board	$20,000
Audit Committee Chair	$20,000
Safety, Health & Environmental Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating & Corporate Governance Committee Chair	$10,000

b.	Committee Member Compensation. Each Eligible Director who serves as a member of a committee of the Board in a non-chair capacity is entitled to additional annual cash compensation equal to $5,000 for each committee on which such director serves (the “Member Compensation”).

2.    Section 5 of the Policy is amended and restated in its entirety as follows:

5.    Payment Schedules for the Committee Retainers. Each Eligible Director who is entitled to a Committee Retainer for service on Board committees will receive such payment as follows:

a.
Payment Schedule for Chair Compensation. For an Eligible Director appointed, at or following the Effective Date, to a chairperson position entitled to Chair Compensation pursuant to Section 3(a), the Chair Compensation will be paid in full during the calendar month immediately following the calendar quarter of the appointment to the applicable chairperson position. Notwithstanding the foregoing, if the Company establishes a new annual meeting date other than the one-year anniversary of the Effective Date, then an Eligible Director appointed at such newly scheduled annual meeting to a chairperson position entitled to Chair Compensation pursuant to Section 3(a) will be paid the Chair Compensation in full during the calendar month immediately following such appointment, notwithstanding the fact that such Eligible Director received the Chair Compensation during the twelve (12) month period immediately preceding such newly scheduled annual meeting. Following the newly scheduled annual meeting and the payment of the Chair Compensation in respect thereof, Chair Compensation will be payable to applicable Eligible Directors on an annual basis during the calendar month following each annual meeting.

b.
Payment Schedule for Committee Member Compensation. For an Eligible Director who serves as a member of a committee of the Board as of the Effective Date and is entitled to receive Member Compensation pursuant to Section 3(b), the Member Compensation for the 2017 fiscal year will be paid in full as soon as administratively practicable after the Effective Date. For Eligible Directors who serve as committee members following the 2017 fiscal year, Member Compensation will be payable on an annual basis during the calendar month following each annual meeting.

3.    This Amendment shall only serve to amend and modify the Policy to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Policy which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.